                                 HOST AGREEMENT


                  HOST AGREEMENT, dated as of March 1, 2000 (as from time to time amended and in effect, this "Agreement"), by and between PTN MEDIA INC., a Delaware corporation ( "Company"), and DAFU PRODUCTIONS, INC. f/s/o/ Daisy Fuentes ("Fuentes").

                  WHEREAS, FUENTES has the exclusive right to provide the talent services of herself in connection with the radio industry; and

                  WHEREAS, the Company desires to enter into this Agreement with FUENTES in order to retain the services of Fuentes to host the Program (as such term is hereinafter defined) on behalf of the Company, upon the terms and provisions, and subject to the conditions, set forth in this Agreement, and

                  WHEREAS, FUENTES desires to accept the offer of the Company to provide herself as the host of the Program for the Company, upon such terms and provisions, and subject to such conditions.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises of the parties contained herein, the parties intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1

                                  HOST SERVICES

         1.1      Services of Fuentes.

                  (a) The Company hereby retains FUENTES to provide the talent services of herself to serve as the host of the Program and FUENTES hereby agrees that during the Term (as hereinafter defined) she shall provide the talent services of herself to host the Program on behalf of the Company all upon the terms and provisions set forth in this Agreement.

                  (b) During the Term, FUENTES shall host a daily shortform program called the Style Minute. The Program will be pre-recorded and distributed on compact disc or such other medium as is determined by the Company The Company and Fuentes shall cooperate with each other regarding the scheduling of the times for the pre-recording of the Program having due regard for (i) the other business demands on Fuentes's schedule and subject to Fuentes's prior professional availability and (ii) the need to have a sufficient number of Programs recorded in advance of distribution to radio station affiliates.

                  (c) The Company shall have final authority as to all production and programming decisions for the Program and related matters.

                  (d) As part of the talent services of Fuentes in respect of the Program, at the request of the Company, FUENTES shall record a reasonable number of customized liners for affiliates of the Program, commercial voice-overs and such other similar customary promotional announcements solely to promote the program as may be reasonably requested by the Company subject to Pargraph 1.3, and subject to artist's reasonable approval.


                  (e) FUENTES for herself, hereby acknowledges and agrees that the Program is being produced by the Company and the Company shall be the owner of the Program, including, without limitation, the copyright, trademark, tradename and all other intellectual property relating to and associated with the Program. The Company shall have the sole right to distribute and syndicate the Program for radio and Internet broadcast in the worldwide.

         1.2 Place of Performance. The Program shall be recorded at a mutually acceptable studio location.

         1.3 Time Devoted to Employment. FUENTES shall devote such portion of her own business time as may be necessary for Fuentes to properly provide first-class talent services to the Company hereunder. A show will consist of an eight (8) hour day beginning with Fuente's arrival at the recording studio. One day shall be required per month during the contract period. Overtime, if any, will be based on prorated amount as defined in Section 4.1 FURENTES shall perform her talent services hereunder faithfully, to the best of her ability and in accordance with the highest business and professional standards. Subject to the foregoing and to Section 7.2 hereof, nothing herein shall preclude FUENTES from engaging in various other business and non-business activities of her choosing. The approximate start date is on or before August 10, 2000.

         1.4 Name and Likeness. During the Term of this Agreement FUENTES shall grant to the Company the exclusive right to use, license and exploit (commercially or otherwise and in all media) Fuentes's name, voice, and her approved biography, approved picture, and approved likeness for information purposes solely in connection with advertising and promoting the Program and/or the programing engaged in by the Company or any of its affiliates, without any compensation being payable to FUENTES. The rights granted pursuant to this
Section 1.4 shall not, without FUENTES'S prior written consent, include the use of her name, voice or likeness for general commercial purposes, such as the advertising or promotion of any product or service by way of endorsement or otherwise.

         1.5 Union Obligations. During the Term of this Agreement, if required by applicable law, FUENTES shall be responsible for maintaining her status as a member in good standing of all labor unions (AFTRA) and guilds for which membership may be required in connection with the performance of her services and duties hereunder (including, without limitation, the payment of all dues and other amounts).

         1.6 Public Morals. FUENTES shall at all times perform her host and talent services with due regard to public morals and conventions. If at any time Fuentes is convicted of a felony under applicable law, or shall bring Fuentes into substantial and widespread public dispute, contempt, scandal or ridicule which in the reasonable judgment of the Company will have a material adverse effect on the distribution of the Program or the sale of advertising time in the Program, FUENTES shall immediately notify the Company thereof and the Company shall have the right, upon five (5) business days written notice to FUENTES, to terminate this Agreement. Company agrees to immediately pay all earned but unpaid compensation in the event of a termination for morals.

         1.7 FCC Rules. FUENTES understands that it is a violation of Federal law to accept or agree to accept anything of value, other than FUENTES's compensation as provided for herein, for promoting any product, service or venture in or associated with the Program. Accordingly, FUENTES agrees for the benefit of the Company, that FUENTES shall not violate any laws, rules or regulations from time to time proscribed by or under the regulation of the Federal Communications Commission, and if approached or otherwise contacted by a third party to violate any such laws, rules or regulations, FUENTES, as the case may be, shall promptly notify the Company's of any such occurrence.

                                    ARTICLE 2

                            OBLIGATIONS OF PTN MEDIA

         2.1      Production of the Program.

                  (a) The Company shall be responsible for producing the Program and paying for all costs and expenses incurred in connection with the production of the Program, other than providing the host services of Fuentes. The Program shall be of a first-class quality consistent with the quality of the other programming produced by the Company.

                  (b) In furtherance of the Company's obligations with respect to the production of the Program by the Company, the Company shall provide a studio for the recording of the Program at a mutually acceptable location.

         2.2 Distribution. The Company shall be responsible for the cost of distributing the Program on compact disc, or another medium, to affiliate radio stations on a daily basis. Distribution shall be via the Internet and on broadcast radio.

         2.3 Affiliate Relations. The Company shall be responsible for, and shall use its best efforts, consistent with industry practices, in connection with providing affiliate relations services for the Program including, entering into affiliation agreements with radio stations for such radio stations to carry the Program, maintaining ongoing contact and communication with affiliates of the Program, furnishing affiliates with affidavits of performance relating to Advertisements (as such term is hereinafter defined) and collecting such affidavits of performance from affiliates.

         2.4      Sales.

                  (a) The Company shall be responsible for, and shall use its best efforts, consistent with industry practices, in connection with the sale of all national advertising time to be inserted during the broadcast of the Program (the "Advertisements"), and no other person or entity shall have any right to sell. In furtherance of the sales services to be performed by the Company hereunder, the Company shall, during the Term of this Agreement, (i) engage in customary sales promotion activities relating to the Program in order to facilitate the sale of the Advertisements; and (ii) negotiate and enter into agreements with, and pay commissions to, all advertising agencies with respect to the sale of the Advertisements.

         2.5 Indemnity. PTN agrees to include FUENTES as additional insured on its errors and omissions and general liability insurance policy and require that the insurer not terminate or materially modify such policy without written notice to FUENTES at least thirty (30) days in advance thereof. Company agrees to protect, indemnify, and hold harmless FUENTES from and against any and all expenses, damages, claims, suits, actions, and costs arising out of, or in any way connected with, any claim or action without limitation related to Company's programming, advertising/promotion thereof, with FUENTES, any infringement of trademarks, rights, copyrights, personal or proprietary rights of any third party




                                    ARTICLE 3

                                  TERM; GENERAL

         3.1 Term of Employment. The period of the engagement of FUENTES by the Company hereunder shall commence as of the date hereof, and, subject to earlier termination, in accordance with Article 5 hereof, shall end on the date that is one (1) year from the first airing of the program on either the Internet or radio (the "Initial Term").

         3.2 Extension of Term. Extension of the Initial Term of the Agreement shall be negotiated in good faith unless ninety (90) days prior to such anniversary date, in the applicable year, FUENTES furnishes the Company with written notice that it does not intend to have the Term of the Agreement so extended as provided in this Section 3.2. For purposes hereof, the term "Term" shall refer to the Initial Term and all extensions thereof in accordance with this Section 3.2.

                                    ARTICLE 4

                                  COMPENSATION

         4.1 Compensation. as the host of the Program, the Company shall pay to FUENTES the guaranteed sum of Seventy-Five Thousand Dollars ($75,000) payable as Thirty-Seven Thousand Five Hundred Dollars ($37,500) at signing and the additional Thirty-Seven Thousand Five Hundred Dollars ($37,500) three months after the anniversary of signing as an advance against the earned royalties. Fifty per cent ($18,750) of which shall count against the earned royalty in section 4.2.

         4.2 Earned Royalty. PTN shall pay to FUENTES an earned royalty at a rate of fifty percent (50%) of the gross proceeds actually received by the Company monthly.


                                    ARTICLE 5

                                   TERMINATION

         5.1 Disability. If as a result of the incapacity of FUENTES due to physical or mental illness where FUENTES shall fail to provide her talent services for purposes of hosting the Program for twenty (20) consecutive days, this Agreement may be terminated by the Company upon written notice to FUENTES. The Company agrees to pay any earned but unpaid compensation in the event of termination for disability.

         5.2 Death. In the event of FUENTES death, this Agreement shall automatically terminate as of the date of her death without any notice or other action being required by the Company.

         5.3 Good Reason. For purposes hereof, the term "Termination for Good Reason" shall mean termination based upon (a) the continued failure of FUENTES to provide her talent services to the Company for purposes of hosting the Program, which failure shall have continued for at least ten (10) business days after receipt by FUENTES of written notice from the Company; (b) FUENTES'S conviction of, guilty plea or plea of nolo contendere concerning any felony which in the reasonable opinion of the Company is reasonably likely to have an adverse impact on the reputation of FUENTES, or is reasonably likely to have an adverse effect on the ratings of, or sale of advertising time in, the Program;
(c) the inability of FUENTES to perform FUENTES'S talent services due to any medically confirmed addiction to alcohol or controlled substances, other than medication legally prescribed and administered by a duly licensed physician; (e) acts by FUENTES of moral turpitude which are known to the public and which in the reasonable opinion of the Company are reasonably likely to have a material adverse impact on the distribution of the Program or sale of Advertisements in the Program; (f) the determination that any of the representations or warranties made by FUENTES herein were materially false or misleading as of the time made. If in a termination event Good Reason should occur, the Company shall have the right to terminate this Agreement within thirty (30) days if the default is not cured within thirty (30) days after receipt of written notice of default by FUENTES; or (g) upon not less than thirty (30) days prior written notice to FUENTES after the Company in good faith reasonably determines that based upon the sales of the Advertisements, it is not economically feasible to continue to produce and distribute the Program.

         5.4 Election to Begin Production and Distribution. Thirty days after the production of the pilot episode, the Company and FUENTES shall in good faith review the results of the Program to determine, based upon the sales of Advertisements and such other criteria as the Company and FUENTES reasonably consider appropriate, if the production and distribution of the Program is warranted in light of the costs of production and distribution. Any decision to begin the production and distribution of the Program based on such review shall be exclusively the decision of the Company. No additional compensation is due to FUENTES if the Company elect to terminate production with FUENTES as host. Any shows recorded but not aired will be available for up to one month from the date of termination.

         5.5 Other Company can not use the name, voice or likeness of Artist after any termination or expiration of this Agreement.

                                    ARTICLE 6

                         NON-COMPETITION; NON-DISCLOSURE

         6.1      Non-competition

                  (a) During the Term of this Agreement, FUENTES shall not serve as the host of any radio programming having the same format and/or topic of the Program. Not with standing the foregoing, FUENTES shall not be deemed to be engaging directly or indirectly in any business or activity in contravention of this Section 5.1(a) by virtue of FUENTES'S ownership of less than a 5% interest in the securities of a publicly traded corporation.

                  (b) Nothing in Section 5.1(a) hereof shall in any way limit or restrict FUENTES from serving as talent in connection with the production of radio commercials for third parties, guest television appearances, films and any other endeavor.

                  (c) During the Term of this Agreement and for the one (1) year period there after FUENTES shall not directly or indirectly, induce or attempt to induce any customers, affiliates, officers, employees of the Company or other parties doing business with the Company (including, without limitation, advertisers in the Program) to terminate their relationship with the Company.

         6.2 Non-Disclosure; etc. FUENTES agrees to keep secret and retain in confidence, and not at any time or for any reason, directly or indirectly (including, but not limited to, acting by, through or with any subsidiary, affiliate, or any other person, firm, corporation, joint venture or agent) use, publish or disclose, any non-public and confidential information relating to the business of the Company or any of its affiliates, which FUENTES now has or hereafter may acquire during the Term, except (i) as required by applicable law or subpoena; (ii) to the extent such information has been disclosed to FUENTES or by a thirty party (other than a third party who has a duty not to disclose such information and violates such duty) or is otherwise publicly available; or
(iii) in connection with the enforcement of this Agreement. For purposes of this Agreement, non-public and confidential information shall include, without limitation, customer lists, marketing plans and strategies, market studies and data, pricing policies and lists, cost data and information, production procedures, sources of talent, the terms of contracts or agreements, affiliate lists and information and any other information or data which is not public and of a confidential nature, relating to the business, affairs or operations of the Company which is required to be maintained as such for the continued success of the business of the Company.

         6.3 Equitable Relief. FUENTES agrees that a breach or threatened breach by FUENTES of any provision contained of this Article 5 will cause such damage to the Company as will be irreparable and for which monetary damages would not likely provide an adequate remedy, and for that reason FUENTES agrees that the Company shall be entitled (without being required to post a bond or other security or being required to prove actual damages), to seek an injunction from any court of competent jurisdiction restraining any such breach or threatened breach of such provisions. Such right to injunctive remedies shall be in addition to and cumulative with any other rights and remedies the Company may have pursuant to this Agreement or pursuant to applicable law or by statute, including, without limitation, the recovery of monetary damages. FUENTES acknowledges and agrees that the provisions, covenants and restrictions in this
Article 5 are reasonable in scope as to both area and time are necessary to protect the legitimate interests of the Company and the goodwill included in the business of the Company except as otherwise provided in these articles except as otherwise provided herein. The obligations of FUENTES pursuant to this Article 7 shall survive the termination and/or the expiration of this Agreement.

                                    ARTICLE 7

                                 OTHER COVENANTS

         7.1 Work For Hire. FUENTES expressly agrees that all of the services to the Company in connection with this Agreement are being rendered as a specially ordered or commissioned work and that the Company shall be the author and copyright proprietor of all the material written by or created in connection with the Program and the owner of all intellectual property rights therein, and of all the results and proceeds of FUENTES'S talent services in connection with this Agreement and the Program, and all intellectual property rights in and to the Program and any such written material, and the results and proceeds of such services shall constitute a "work made for hire". Subject to the last two sentences of Section 1.1(e) here of, the Company shall own in perpetuity all rights of whatever kind and character. Upon the Company's written request, FUENTES, to execute, verify and deliver to the Company all documents and instruments consistent herewith which the Company may from time to time deem necessary or desirable to evidence, establish, maintain, protect, enforce or defend its rights under this Article 8. If FUENTES shall fail to execute, verify or deliver to the Company any agreement, assignment, quitclaim or other document or instrument required by the Company pursuant to this Section 6.1 within seven
(7) business days after the Company sends written notice of such request, then the Company is hereby appointed the agent and attorney-in-fact (which appointment shall be deemed irrevocable and coupled with an interest) with full power of substitution and delegation and the full right, power and authority to execute, verify and deliver the same in the name of and on behalf of FUENTES, as applicable. The obligations of FUENTES pursuant to this Section 6.1 shall survive the termination and/or the expiration of this Agreement.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

         8.1 Representations and Warranties of FUENTES. As a material condition to all of the Company's obligations hereunder, FUENTES hereby represents and warrants to, and agrees with the Company as follows:

                  (a) FUENTES is free to enter into this Agreement and is not subject to any obligation or restriction (including, without limitation, any contract, covenant or commitment not to compete) or any disability which could reasonably be expected to prevent or interfere with the performance by FUENTES of any of its duties or obligations pursuant to this Agreement or FUENTES providing her talent services in respect as the host of the Programs; FUENTES will not make or enter into any agreement, commitment, grant or assignment nor will FUENTES do, or omit to do, any act or thing which does interfere or could reasonably be expect to interfere with or impair the complete enjoyment of the rights granted to the Company and the services to be rendered to the Company pursuant to this Agreement.

                  (b) Any and all editorial materials created by FUENTES as being original and which are delivered to the Company pursuant to this Agreement, and all parts thereof, shall to the best of FUENTES'S knowledge be wholly original and shall not be copied in whole or in part from any other work or materials other than material already in the public domain and shall not constitute a libel or slander of, or any unfair competition against, or infringe upon or violate the copyright, common law rights, rights of privacy or publicity, or any other rights of any person, firm, corporation or other entity. FUENTES shall defend, indemnify and hold the Company, its licensees, distributors, affiliates, and any sponsor and advertising agency involved in any of the Company's programming, and their respective members shareholders, directors, officers, managers, agents, employees, successors, licensees and assigns (including, without limitation, those of the Company), harmless from and against any and all liability, loss, damage, costs, charges, claims, actions, causes of action, recoveries, judgments, penalties and expenses, including, without limitation, legal fees and costs, arising out of a breach and/or violation of this Section 9.1(b). The obligations of FUENTES pursuant to this
Section 9.1(b) shall survive termination and/or the expiration of this Agreement.

Company agrees shall defend, indemnify and hold Artist harmless from and against any and all liability, loss, damage, costs, charges, claims, actions, causes of action, recoveries, judgments, penalties and expenses, including, without limitation, legal fees and costs, arising out of a breach and/or violation of this Agreement. The obligations of Company pursuant to this Agreement shall survive termination and/or the expiration of this Agreement. Company shall also name Artist as additionally insured on an errors & omissions insurance policy and general liability insurance policy.


         8.2 Exclusive Services of FUENTES. FUENTES hereby represents and warrants to the Company and covenants for the benefit of the Company that throughout the Term of this Agreement, FUENTES shall have the exclusive right to furnish the talent services of herself to the Company to act as host of the Program as contemplated by this Agreement. FUENTES hereby acknowledges and agrees that the Company is relying on this representation and warranty and covenant in entering into this Agreement and it is material inducement to the Company to agree to the terms and provisions of this Agreement.

         8.3 Mutual Representations and Warranties. Each of the Company and FUENTES hereby represents and warrants to the other as follows: (a) has the corporate power and authority to execute, deliver and perform this Agreement;
(b) no consent from, or notice to any third party is required in connection with its or her, as applicable; execution, delivery or performance of this Agreement; and (c) this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms.


                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Successors and Assigns; Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns (including any successor to the Company by merger, consolidation or a similar transaction) and the successors and permitted FUENTES.

         9.2 Governing Law; Consent to Jurisdiction, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAWS. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED WITHOUT REGARD TO ANY RULE WHICH MIGHT REQUIRE IT TO BE INTERPRETED OR CONSTRUED WITH A PRESUMPTION AGAINST THE PARTY WHICH CAUSED THIS AGREEMENT TO BE DRAFTED. EACH OF THE COMPANY AND FUENTES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE COURTS OF THE STATE OF NEW YORK, LOCATED IN NEW YORK COUNTY WITH RESPECT TO ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO HAVE A TRIAL BY JURY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. EACH OF THE COMPANY AND FUENTES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION THAT THE COMPANY OR FUENTES, AS THE CASE MAY BE, MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT EITHER OF THEM MAY HAVE THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND HAVE ANY IMMUNITY FROM JURISDICTION TO WHICH THE COMPANY OR FUENTES MIGHT OTHERWISE BE ENTITLED IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE COMPANY AND FUENTES AGREE THAT FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COUNT SHALL BE CONCLUSIVE AND BINDING UPON SUCH PARTY AND MAY BE ENFORCED IN ANY COURT IN WHICH SUCH PARTY IS SUBJECT TO JURISDICTION BY A SUIT UPON SUCH JUDGMENT.

         9.3 Enforcement and Reformation. Since it is the intent, agreement and desire of the parties that the terms and provisions of this Agreement be enforced to the fullest extent possible under the laws and public policies applied in each jurisdiction in which enforcement of this Agreement may be sought, should any particular term or provision of this Agreement be deemed invalid, illegal or unenforceable to any extent, but may be made valid, legal and enforceable by a limitation thereon or modification thereto, each party agrees that this Agreement shall be reformed and amended so that the same shall be valid, legal and enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

         9.4 Amendment and Modification. This Agreement may not be amended, changed, modified or supplemented, except by an instrument in writing duly executed by each of the parties hereto.

         9.5 Waiver. Except as otherwise provided in this Agreement, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party hereto only by a written instrument duly executed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of such obligation, covenant, agreement or condition.

         9.6 Notices. All notices or other communications hereunder shall be in writing and shall be delivered personally or by confirmed facsimile transmission, or if mailed by registered or certified mail (return receipt requested), postage prepaid, in each case effective upon receipt by the intended recipient thereof at the following address and or facsimile number, as applicable, or at such other address or facsimile number, as applicable, as a party shall specify by like notice:


If to the Company, to:                               with a copy to:

PTN MEDIA INC.                                       Hank Gracin
455 E. Eisenhower Pkwy, STE 15                       Lehman and Eilen
Ann Arbor, Michigan  48108                           50 Charles Lindbergh Blvd.
Fax No.:  (734)-327-0794                             Uniondale, New York 10022
Attention:  Peter Klamka
            Chief Executive Officer




If to DAISY FUENTES:                                 With a copy to:







All notices hereunder shall be effective upon receipt by the intended recipient.

         9.7 Relationship between FUENTES and the Company. The relationship between FUENTES and the Company pursuant to this Agreement is between two independent contracting parties and does not establish an employee-employer relationship. Nothing herein shall constitute the Company as a fiduciary of FUENTES.

         9.8 Garnishments, etc. If the Company is directed, by virtue of service of any garnishment, levy, execution or judicial order, to apply any amounts payable under this Agreement to FUENTES to any person, firm, corporation or other entity, or a judicial or governmental officer, the Company shall notify FUENTES of that fact and the Company shall have the right to pay any required amounts in accordance with any such directions, and payment in accordance therewith shall fully discharge the obligations of the Company to FUENTES to the extent of such payments with copies of all such notices to FUENTES.

         9.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement and understanding of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         9.10 Advise of Counsel. Each of the parties to this Agreement acknowledges that such party is entering into this Agreement willingly and that such party has had the opportunity to be advised by legal counsel of its/her choice regarding this Agreement and the implications of entering into this Agreement.

         9.11 Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile signature), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         9.12 Time of the Essence. The time for the performance of the t alent services of FUENTES hereunder are of the essence.

         9.13 Entire Agreement. This Agreement, embodies and constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings with respect to such subject matter, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether written or oral), if any, between the parties with respect to the subject matter hereof all of which are merged herein.






         IN WITNESS WHEREOF, the Company and DAISY FUENTES have executed this Agreement as of the date first above written.

                                         PTN MEDIA INC.


                                         By: /s/ Peter Klamka
                                             ----------------------------------
                                              Name:   Peter Klamka
                                              Title:  President



                                         DAFU PRODUCTIONS, INC.


                                         By: /s/ Daisy Fuentes
                                             ----------------------------------
                                              Name:   Daisy Fuentes
                                              Title:  President